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                         1998 Performance Incentive Plan
                            Of U.S. Interactive, Inc.

1.  PURPOSE.

The purposes of the 1998 Performance Incentive Plan (the "Plan") of U.S. Interactive, Inc. (the "Company") are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, performance grants and awards, and other stock-based grants and awards. The Board of Directors may also be awarded Non-Qualified Stock Options.

2.  DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) "ADJUSTED NET INCOME" means, with respect to any calendar or other fiscal year of the Company, the amount reported as "Net Income" in the audited Consolidated Income Statement of the Company and Subsidiaries for such year (as set forth in the Company's Annual Report to Shareholders for such year), adjusted to exclude any of the following items: (i) extraordinary items (as described in Accounting Principles Board Opinion No. 30); (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effects of changes in accounting principles; (iv) the writedown of any asset; and (v) charges for restructuring and rationalization programs.

(b) "ANNUAL NET INCOME PER SHARE" means, with respect to any calendar or other fiscal year of the Company in respect of which a determination thereof is being or to be made, the Adjusted Net Income for such year divided by the average number of shares of Common Stock outstanding during such year.

(c) "AWARD" means any payment or settlement in respect of a grant made pursuant to the Plan, whether in the form of shares of Common Stock or in cash, or in any combination thereof.

(d) "BOARD OF DIRECTORS" means the Board of Directors of the Company.



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                                                                  18

(e) "CAUSE", unless otherwise determined by the Committee, means (i) a Participant's action or failure to act which (a) would materially adversely affect the reputation, operations or financial condition of the Company or any of its Subsidiaries; (ii) a willful failure by the Participant to perform such Participant's duties, except as a result of the Disability or death of the Participant; or (iii) a Participant's theft, embezzlement, perpetration of fraud, or misappropriation of any tangible or intangible assets or property of the Company or any of its Subsidiaries or attempted theft, embezzlement, perpetration of fraud, or misappropriation of any tangible or intangible assets or property of the Company or any of its Subsidiaries. In addition, and without limiting any of the foregoing, "Cause" for purposes of this Plan shall also mean "Cause" as that term is defined in a Participant's employment agreement, if any, with the Company or a Subsidiary.

(f) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(g) "COMMITTEE" means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(h) "COMMON STOCK" means the common stock, $.001 par value, of the Company, or any security issued by the Company in substitution or exchange therefore or in lieu thereof.

(i) "COMMON STOCK EQUIVALENT" means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(j) "COMPANY" means U.S. Interactive, Inc. a New Jersey corporation, or any successor corporation.

(k) "COVERED EMPLOYEE" means any person who is a "covered employee" within the meaning of Section 162(m) of the Code.

(l) "CUMULATIVE NET INCOME" means, in respect of any Performance Period, the aggregate cumulative amount of the Adjusted Net Income for the calendar or other fiscal years of the Company during such Performance Period.

(m) "CUMULATIVE NET INCOME PER SHARE" means, in respect of any Performance Period, the aggregate cumulative amount of the Annual Net Income Per Share for the calendar or other fiscal years of the Company during such Performance Period.



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(n) "DISABILITY" shall mean permanent and total disability, as defined in
Section 22(e) of the Code.

(o) "DIVIDEND EQUIVALENT" means, in respect of a Common Stock Equivalent and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date.

(p) "EMPLOYEE" means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(r) "FAIR MARKET VALUE" means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock reported on the exchange on which such shares are traded on such date (if the grant date is not a business trading day, the determination shall be made based upon the relevant data for the next preceding trading day), or, if the Common Stock was not traded on such date, the average of the highest bid and the lowest ask per share price reported for such date on the exchange on which such shares of Common Stock are traded. If the Common Stock is not traded on an exchange, the Fair Market Value shall be that determined by the Committee in good faith based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

(s) "INCENTIVE STOCK OPTION" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(t) "NON-QUALIFIED STOCK OPTION" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(u) "OPTION AGREEMENT" has the meaning ascribed thereto in Section 6(a) of the Plan.

(v) "PARTICIPANT" means any Employee of the Company or a Subsidiary who receives a grant or Award under the Plan.



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(w) "PERFORMANCE GRANT" means a grant made pursuant to Section 9 of the Plan, the Award of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(x) "PERFORMANCE GOALS" mean, with respect to any applicable grant made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(y) "PERFORMANCE MEASURE" means, with respect to any applicable grant made pursuant to the Plan, one or more of the criteria identified at Section 9(c) of the Plan selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related grant agreement.

(z) "PERFORMANCE PERIOD" means, with respect to any applicable grant made pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of an Award pursuant to such grant.

(aa) "PLAN" means this 1998 Performance Incentive Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

(bb) "RESTRICTED STOCK" means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(cc) "RESTRICTED STOCK GRANT" means a grant made pursuant to the provisions of
Section 8 of the Plan.

(dd) "STOCK APPRECIATION RIGHT" means a grant in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.

(ee) "STOCK OPTION" means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(ff) "SUBSIDIARY" means any corporation or entity in which the Company directly or indirectly owns or controls 50% or more of the equity securities issued by such corporation or entity having the power to vote for the election of directors.



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(gg) "UNIT" means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, cancelled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3.  EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE. The Plan shall be effective upon approval by the shareholders and directors of the Company.

(b) TERM. The Plan shall remain in effect until December 31, 2017, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants and Awards then outstanding.

4. SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be three million, plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are cancelled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option or Stock Appreciation Right granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.



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(b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, (2) the subject of any type of grant or Award under the Plan, and (3) granted, Awarded or issued to any Participant pursuant to any provision of the Plan; (ii) the number of shares of Common Stock subject to any outstanding Stock Option, Stock Appreciation Right or other grant or Award made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options and Stock Appreciation Rights; (iv) the number of shares of Common Stock and the number of Units or the value of such Units, as the case may be, which are the subject of grants and Awards then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change.

5.  ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and, except as provided herein, comprised of not less than two of the then members of the Board of Directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and as "outside directors" within the meaning of Section 162(m) of the Code. Prior to the time when the securities of the Company are traded on an exchange, the Committee may be comprised of any two or more directors. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.



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(b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees of the Company and Subsidiaries; (ii) establish the types of, and the terms and conditions of, all grants and Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any grant or Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing grants and Awards under the Plan;
(vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan's activities; and (xiv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. In making these determinations, the Committee shall take into account any limitations on the issuance of grants and Awards that may exist as a result of agreements entered into by the Company.

(c) COMMITTEE's DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 15(d) of the Plan.

(e) CERTIFICATIONS. In respect of each grant under the Plan to a Covered Person which the Committee intends to be "performance based compensation" under Section 162(m) of the Code, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of
Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

6.  STOCK OPTIONS.



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(a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Each Option granted hereunder to a Participant shall be embodied in a written option agreement ("Option Agreement"), signed by the Participant and by a duly authorized officer of the Company. Stock Options may be granted in addition to, or in tandem with or independent of Stock Appreciation Rights or other grants and Awards under the Plan. The Committee may grant Stock Options that provide for the automatic grant of a replacement Stock Option if payment of the exercise price and/or any related withholding taxes is made by tendering (whether by physical delivery or by attestation) shares of Common Stock or by having shares of Common Stock withheld by the Company. The replacement Stock Option would cover the number of shares of Common Stock tendered or withheld, would have a per share exercise price equal to at least 100% of the Fair Market Value of a share of Common Stock on the date of the exercise of the original Stock Option, and would have such other terms and conditions as may be specified by the Committee and set forth in the related grant agreement.

(b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other Employee of the Company or a Subsidiary may be granted Stock Options. The Board of Directors may be granted Non-Qualified Stock Options only. The Committee shall determine, in its discretion, the Employees or Directors to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided, that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Non-Qualified Stock Options granted under the Plan shall be three million, (ii) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be three million, (iii) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee or Director during any calendar year shall be 200,000, and (iv) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation may be converted into and exercised as a Non-Qualified Stock Option. In no event shall any Stock Option or Stock Appreciation Right be granted to a Participant in exchange for the Participant's agreement to the cancellation of one or more Stock Options or Stock Appreciation Rights then held by such Participant if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled and in no event shall any Stock Option or Stock Appreciation Right be amended to reduce the option price, except as contemplated by Section 4(b) of the Plan.



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(c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option. The exercise price of an Incentive Stock Option issued to any Employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be 110% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Incentive Stock Option exceed ten years after the date such Incentive Stock Option is granted, or five years in the case of an Employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Any Option granted more than 10 years from the effective date of the Plan will be a Non-Qualified Stock Option.

(e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that no Stock Option shall be exercisable during the first six months after the date such Stock Option is granted. Unless the Committee specifies otherwise in the Option Agreement, every Option granted pursuant to this Plan will vest and become exercisable with respect to 25% of the Common Stock issuable upon exercise thereof (rounded to the nearest whole share; rounded up in the event of a half-share) on each of the first, second and third anniversaries of the date of grant and the remainder shall vest on the fourth anniversary of the date of grant.

(f) EARLY EXPIRATION UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided in the applicable Option Agreement, upon termination of a Participant's employment with the Company or its Subsidiaries for death, Disability or termination without Cause by the Company or a Subsidiary, all Options or portions thereof held by such Participant that are not vested and exercisable on the date of such termination shall expire and be forfeited as of such date and all vested Options held by such Participant shall expire to the extent not theretofore exercised at the end of third month (one year if termination is caused by Participant's death or Disability) following the date of such termination. Upon voluntary termination of a Participant's employment or termination for Cause of a Participant's employment by the Company or a Subsidiary, all unexercised Options, whether or not vested, shall terminate immediately upon the earlier to occur of the date the Participant receives notice of the termination or the actual date of termination.



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(g) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

7.  STOCK APPRECIATION RIGHTS.

(a) IN GENERAL. Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other grant or Award under the Plan. A Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other Employee of the Company or a Subsidiary selected by the Committee may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the Employees to whom Stock Appreciation Rights will be granted, the timing of such grants and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted; provided that (i) the maximum aggregate number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted shall be one million, (ii) the maximum aggregate number of shares of Common Stock which may be issued and delivered in payment or settlement of Stock Appreciation Rights shall be 500,000, and (iii) the maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted to any Employee during any calendar year shall be 100,000.



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(c) EXERCISABILITY; EXERCISE; FORM OF PAYMENT. A Stock Appreciation Right may be
exercised by a participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement, except that in no event shall a Stock Appreciation Right be exercisable within the first six months after the date of grant. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. No Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise an Employee and has been continuously an Employee since the date the Stock Appreciation Right was granted, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the Participant's termination of employment not in excess of ninety (90) days on such terms and conditions as it shall deem appropriate and specify in the related grant agreement. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee.

8.  RESTRICTED STOCK GRANTS AND AWARDS.

(a) IN GENERAL. A Restricted Stock Grant is the issuance of shares of Common Stock in the name of an Employee, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Employee forfeit such shares back to the Company (i) upon termination of employment for specified reasons within a specified period of time, or (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee to receive the Restricted Stock Grant, and the conditions and restrictions imposed on the Restricted Stock Grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock under the Plan shall be one million. The maximum number of shares of Common Stock which may be issued to any Employee as Restricted Stock during any calendar year shall not exceed 50,000. The maximum amount any Employee may receive as a Restricted Stock Grant in any calendar year shall not exceed $500,000, determined using the Fair Market Value of such Restricted Stock Grant as at the date of the grant thereof.



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(c) RESTRICTION PERIOD. Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock free of restrictions, the Participant must remain in the employment of the Company or its Subsidiaries, subject to such exceptions as the Committee shall deem appropriate and specify in the related grant agreement, for a period of not less than four years commencing on the date of the grant and ending on such later date or dates as the Committee may designate at the time of the grant (the "Restriction Period"). The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions.

(d) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant shall not be entitled to delivery of the shares of the Common Stock; (ii) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock subject to the Restricted Stock Grant; and (iii) the shares of the Common Stock issued as Restricted Stock shall be forfeited to the Company if the Participant for any reason ceases to be an Employee prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. The Committee may in, its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(e) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions except as may be required to comply with federal and state securities laws, as determined by the Committee in its sole discretion; provided, that the Committee may, in its discretion, require (i) that the Restricted Stock be retained by the Company, and (ii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

(f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein.

9.  PERFORMANCE GRANTS AND AWARDS.



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(a) ELIGIBILITY AND TERMS. The Committee may grant to officers of the Company and other key Employees of the Company and its Subsidiaries the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee ("Performance Grants"), based upon Company performance over a specified Performance Period. The Committee shall, in its sole discretion, determine the officers of the Company and other key Employees eligible to receive Performance Grants. At the time each Performance Grant is made, the Committee shall establish the Performance Period, the Performance Measure and the targets to be attained relative to such Performance Measure (the "Performance Goals") in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a "Performance Award").

(b) LIMITATIONS ON GRANTS AND AWARDS. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be 500,000. The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any calendar year shall be 50,000. The maximum amount any Participant may receive during any calendar year as Performance Awards pursuant to Performance Grants shall not exceed $1 million, determined using the Fair Market Value of such Performance Awards as of the last day of the applicable Performance Period or Periods or as of the date or dates of the payment thereof, whichever is higher.

(c) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS. Each Performance Grant shall provide that, in order for a Participant to receive an Award of all or a portion of the Units subject to such Performance Grant, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of the Performance Goals determined using a specific Performance Measure. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish a Performance Measure for each Performance Period for determining the portion of the Performance Grant which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. In setting Performance Goals, the Committee may use a Performance Measure based on any one, or on any combination, of the following Company performance factors as the Committee deems appropriate: (i) Cumulative Net Income Per Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow, (viii) return on equity; and (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense). Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Performance Grant (or any Restricted Stock Grant or Stock-Based Grant that requires the attainment of Performance Goals as a condition to the Award) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance Award (or Restricted Stock or Stock-Based Award) that otherwise would be payable to a Participant upon attainment of the Performance Goal(s).

(d) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measure applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(e) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10. OTHER STOCK-BASED GRANTS AND AWARDS.

(a) IN GENERAL. The Committee may make other grants and Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other grants and Awards to Participants denominated in Common Stock Equivalents or other Units ("Stock-Based Grants"). Such Stock-Based Grants may be granted alone or in addition to, in tandem with, or independent of any other grant made or Award effected under the Plan.

(b) ELIGIBILITY AND TERMS. The Committee may make Stock-Based Grants to officers of the Company and other key Employees of the Company and its Subsidiaries. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant.

(c) LIMITATIONS. The aggregate number of shares of Common Stock Issued to Participants pursuant to Stock-Based Grants made and Awards effected pursuant to this Section 10 shall not exceed 500,000. No Participant shall receive more than 50,000 shares of Common Stock in settlement of Stock-Based Awards during any calendar year. The maximum amount any Participant may receive in Stock-Based Awards during any calendar year shall not exceed $1 million, determined using the Fair Market Value of any shares of Common Stock delivered in payment of the Stock-Based Awards on the date or dates of the payment thereof.

(d) FORM OF GRANTS; PAYMENT OF AWARDS. Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee shall determine.

11.  WITHHOLDING.

The Committee may, in its discretion, and subject to its prior approval in the case of any Participant required to file reports pursuant to Section 16(a) of the Exchange Act, at any time a distribution is made under the Plan, whether in cash or in shares, or at the time any Option is exercised, withhold from such distribution or shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, foreign, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied at the Committee's option either by cash or withholding of shares. To the extent that any such withholding requirements are not satisfied, each Participant shall pay to the Company any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to a distribution under the Plan.

12.  DEFERRALS.

The Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan, other than Incentive Stock Options. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferred amounts credited in Common Stock Equivalents. Deferred amounts may be paid in a lump sum or in installments in the matter and to the extent permitted, and in accordance with rules and procedures established, by the Committee.

13. NON-TRANSFERABILITY OF GRANTS AND AWARDS.

No grant or Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Non-Qualified Stock Option or Stock Appreciation Right, as the case may be, granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant's spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any considerations; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Stock Option or Stock Appreciation Right which becomes the subject of permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Stock Option or Stock Appreciation Right. In no event shall any permitted transfer of a Stock Option or Stock Appreciation Right create any right in any party in respect of any Stock Option, Stock Appreciation Right or other grant or Award, other than the rights of the qualified transferee in respect of such Stock Option or Stock Appreciation Right specified in the related grant agreement.

14.  CHANGE IN CONTROL.

(a) EFFECT ON GRANTS. In the event of a Change in Control (as defined below) of the Company, the Board of Directors, in its sole discretion, may provide for accelerated exercise and/or vesting of Stock Options, Stock Appreciation Rights and Restricted Stock Grants, for removal of transfer restrictions, and/or that Performance Grants and other Stock-Based Grants shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

(b) CHANGE IN CONTROL DEFINED. A "Change in Control" of the Company shall occur when: (i) any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or a Subsidiary for or pursuant to the terms of any such plans), alone, or together with its Affiliates and Associates, shall become the beneficial owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determines to be in the best interest of the Company and its shareholders); or (ii) the shareholders of the Company approve a definitive agreement for a merger or consolidation involving the Company which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (whether by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the Company and such other entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iv) the Continuing Directors no longer constitute a majority of the Board of Directors. "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all its Affiliates and Associates, shall be the beneficial owner of a substantial block of Common Stock. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. "Continuing Director" means any individual who is a member of the Board of Directors, while such individual is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors prior to the occurrence of a Change in Control, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

15.  AMENDMENT, SUSPENSION AND TERMINATION.

The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as otherwise provided herein.

                                        This document constitutes part
                                        of a prospectus covering securities
                                        that have been registered under
                                        the Securities Act of 1933.


            AGREEMENT EVIDENCING A GRANT OF AN INCENTIVE STOCK OPTION
           AND NON-QUALIFIED STOCR OPTION UNDER THE 1998 PERFORNANCE
                    INCENTIVE PLAN OF U.S. INTERACTIVE, INC.


         Agreement (this "Agreement") made as of __________ (the "Grant Date"), between U.S. Interactive, Inc. (the "Company"), and _____________ ("Grantee").

         1. Grant of Option. Pursuant to the 1998 Performance Incentive Plan of the Company (the "Plan"), the Company hereby grants to Grantee, as of the Grant Date, an incentive stock option to the extent all or any portion of this Option qualifies as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and to the extent that all or any portion of this Option does not so qualify as an "incentive stock option" under the Code, a non-qualified stock option (together, the "Option"), to purchase an aggregate of _________ shares (the "Option Shares") of the Common Stock of the Company (the "Common Stock") at a price of $________ per share of Common Stock, subject to adjustment and the other terms and conditions set forth herein and in the Plan. Capitalized terms herein shall have the meaning set forth in the Plan unless otherwise defined herein.

         2. Grantee Bound by Plan. Enclosed is a copy of the Plan which is incorporated herein by reference and made a part hereof. The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The Plan should be carefully examined before any decision is made to exercise this Option. In accordance with the terms of the Plan, except as expressly set forth in this Agreement, both vested and unvested options are subject to expiration and forfeiture upon termination of the Grantee's employment with the Company or a Subsidiary, death or disability. The date on which the expiration and forfeiture will occur is set forth more fully in the Plan.

         3. Exercise of Option. Subject to the earlier expiration on termination of the Option as provided herein or in the Plan, the Option with respect to any Option Shares may be exercised upon such shares becoming vested, although no Option may be exercised within 6 months of the date of this Agreement, by written notice to the Company at any time and from time to time thereafter, but except as otherwise provided below, such Option shall not be exercisable for more than the number of shares which are then vested. Subject to the foregoing, this Option shall vest with respect to 100% of the Option Shares over a four (4) year period, with 25% of the Option Shares (rounded to the nearest whole share) vesting on each of the first, second and third anniversaries of the Grant Date; and the remainder shall vest on the fourth anniversary of the Grant Date.

         This Option shall not be exercisable in any event after the tenth anniversary [fifth anniversary in the case of a 10% shareholder] of the Grant Date. This Option may not be exercised for a fraction of a share of Common Stock. Unvested Options are subject to cancellation as provided in the Plan.

         4. Conditions to Exercise. This Option may not be exercised by Grantee unless the following conditions are met:

                  (a) legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable United States federal, state and local laws and foreign laws; and

                  (b) Grantee must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder (i) in cash or by certified check or (ii) by delivery of shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise, or (iii) by "cashless exercise" as provided in the Plan or (iv) through a combination thereof. In the case of the exercise of a Non-Qualified Stock Option or a cashless exercise, the Grantee must also remit the appropriate withholding taxes due upon exercise, in cash or in such other manner approved by the Committee. Please refer to the Plan for a complete description of method of delivery of Option Shares pursuant to this Section 4(b).

                  (c) The Grantee is employed by the Company or one of its Subsidiaries, except as otherwise provided in the Plan.

                  (d) The Grantee (and any permitted transferree) shall have fully complied with such further conditions to exercise as the Committee, in its sole discretion, shall deem necessary or desirable to fully comply with all federal and applicable state securities and tax laws relating to the exercise of the Option.

         5. Transferability. Except as otherwise provided below, this Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee's lifetime only by Grantee. If Grantee or anyone claiming under or through Grantee attempts to violate this Paragraph 5, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. If at the time of Grantee's death this Option has not been fully exercised, Grantee's estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of Grantee's death may, at any time within one year after the date of Grantee's death (but in no event after the expiration of ten years from the Grant Date), exercise this Option with respect to the number of shares, determined under

Section 3 above, as to which Grantee could have exercised the Option at the time of Grantee's death. The applicable requirements of paragraph 4 above must be satisfied in full at the time of such exercise. If this Option is a Non-Qualified Option, it may be assigned, in whole or in part to Grantee's spouse, children or grandchildren, or a trust for the exclusive benefit of one or more of such persons, provided that (i) such assignment is made as a gift and without any considerations, and (ii) that the transferee acknowledges and agrees in writing that (x) unless such transferee is a director, officer or employee of the company, any shares acquired upon exercise of any such Option shall constitute restricted shares within the meaning of Rule 144 under the Securities Exchange Act of 1934, (y) any restricted shares so acquired may not be transferred unless registered under the Securities Act of 1933 and applicable state securities laws or the transferee provides to the Company an opinion acceptable to the Company that an exemption from such registration is available, and (z) that any certificates representing such shares shall be prominently marked with a legend to that effect. The Grantee, upon any such permitted transfer, shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of any such Option. Any Option transferred hereunder by the Grantee shall continue to be governed by and subject to the terms and conditions of this Agreement and may not be subsequently transferred except by will or the laws of descent and distribution.

         6. Administration. Any action taken or decision made by the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Board or the Committee or its delegates.

         7. No Rights as Stockholder. Unless and until a certificate or certificates representing such shares of Common Stock shall have been issued to Grantee (or any person acting under Paragraph 5 above), Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the Option.

         8. Disqualifying Disposition of Shares. In the event that Grantee exercises an Incentive Stock Option, and subsequently agrees to sell or dispose of the Option Shares acquired upon exercise before either (i) the expiration of two (2) years from the Grant Date, or (ii) the expiration of one (1) year from the date of exercise, the Grantee must notify the Company of such disposition and the terms thereof and, if required by law, make arrangements to pay the Company in cash the amount of any withholding taxes due upon such disposition, as determined by the Company, and the transfer of such shares on the Company's records shall be conditioned on the payment of any such taxes.

         9. Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Grantee also agrees that the shares of Common Stock which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         10. Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate.

         11. Notices. Any notice hereunder to the Company shall be addressed to the Company, Attention: Corporate Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by nationally recognized overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

         13. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the state of incorporation of the Company at the time of the determination.

         14.      Grantee Acknowledgments.

         GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY

WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OR MODIFY HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

         Grantee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof except as otherwise specifically stated in this Option Agreement. Grantee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

         IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

                                          U.S. INTERACTIVE, INC.

                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                          GRANTEE


                                          -------------------------------------
                                          Employee's Signature
                                          Name of Employee (Print)